Exhibit 99.2

Ambac Financial Group, Inc. to Acquire Majority Stake in Beat Capital Partners
Acquisition of UK Underwriting Franchise and MGA Platform Strengthens Ambac’s Position as a Leading Specialty Program Insurance Platform
NEW YORK, June 5, 2024--Ambac Financial Group, Inc. (“Ambac”) (NYSE: AMBC), an insurance holding company, has signed a definitive agreement to acquire a 60% controlling stake in Beat Capital Partners Limited (“Beat”), a London-based insurance underwriting and managing general agency (MGA) incubation platform, for approximately $282 million, up to $40 million of which will be paid in shares of Ambac common stock. The remainder will be paid in cash and is subject to closing adjustments. The transaction is expected to close in the third quarter of 2024, subject to regulatory approvals. The transaction will be financed from available cash and committed financing.
Pursuant to the agreement, Ambac will purchase 60% of Beat from existing shareholders, including Bain Capital and Beat’s management team. Consistent with Ambac’s philosophy of financial alignment of interests with its business partners, Beat’s management team and Bain Capital each will retain an equity stake of approximately 20% in Beat.
“This is a monumental day for Ambac,” said Claude LeBlanc, President and Chief Executive Officer of Ambac. “The acquisition of Beat, which is one of the largest UK independent underwriting managers, aligns with our vision of being a premier destination for MGAs and materially accelerates our progress towards our three-year target of generating in excess of $100 million of annual EBITDA.
“This acquisition propels Ambac to the forefront of the specialty program insurance market,” LeBlanc continued. “We are not simply acquiring a leading specialty underwriting platform; we are aligning with a team that has proven ability to build and launch profitable de novo MGAs, which is a core pillar of our growth strategy. Adding Beat to our platform gives us immediate scale and a strong pipeline to fuel future growth.”
John Cavanagh, Partner and Chairman of Beat, added: “This is a transformational partnership for Beat. Ambac’s well-established MGA incubation and carrier capabilities and its outstanding leadership team is a perfect fit with Beat’s existing platform and team. This joint enterprise now represents one of the foremost global platforms for MGAs and Underwriting Franchises, with a significant footprint in the US, UK and Bermudan markets and scope to grow into other geographies. Our aligned capacity, affiliated carrier capabilities and global licensing offers leading specialty underwriters who have an absolute focus on underwriting profit the perfect platform to build their businesses.”
“The Beat team have built an incredible franchise over the past seven years by balancing exceptional growth with a ceaseless focus on underwriting performance. We are fortunate to be part of their journey,” said Matt Cannan, Partner of Bain Capital. “We believe partnering with Ambac perfectly complements Beat’s capabilities and creates an outstanding global specialty insurance destination for top-tier underwriters.”
Cavanagh, an industry veteran and former Global CEO of Willis Re (now Gallagher Re), will continue to manage the business as part of the senior Beat leadership team. Beat provides underwriters with a full range of services including access to capacity, infrastructure, and partnership with its experienced team, which guides new businesses through the start-up phase and provides ongoing oversight and support.
Since its inception in 2017, Beat has launched 13 Underwriting Franchises and MGAs. In addition, it has certain management rights for Syndicates 4242 and 1416 at Lloyd’s and an exclusive capacity relationship with a Bermuda reinsurer (Cadenza Re). Beat’s businesses produced $533 million in combined gross premiums and approximately $17 million in EBITDA in 2023.
With the addition of Beat, Ambac’s specialty property and casualty insurance platform is projected to generate in excess of $1.4 billion in gross written premiums on a combined full-year 2024 pro forma basis.
Ambac’s specialty property and casualty platform includes Everspan Group, comprised of several insurance carriers rated A- (Excellent) by AM Best, and Cirrata Group, an insurance distribution business with several best-in-class MGAs and a wholesale broker.
UBS Investment Bank served as Ambac’s financial advisor and Debevoise & Plimpton LLP served as legal counsel to Ambac. Evercore served as Beat’s financial advisor and RPC served as legal counsel to Beat and Bain Capital.
Conference Call
Ambac Chief Executive Officer Claude LeBlanc and Chief Financial Officer David Trick, along with Beat senior management, will hold a conference call for Ambac investors on Wednesday, June 5, 2024, at 8:30 a.m. ET. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
About Ambac
Ambac Financial Group, Inc. (“Ambac”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical, and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
About Beat Capital Partners

Beat Capital Partners is a long duration venture capital investor exclusively focused on the insurance industry, offering the right individuals and teams start-up funding, infrastructure, risk capital, and highly rated paper, alongside experienced guidance and support. Beat has launched eight businesses since its founding in 2017, which will collectively write gross premiums of an estimated US $650 million in 2022 and operates Lloyd’s Syndicate 4242. Beat is backed by experienced insurance investors Bain Capital, Elliott Management and Amwins, as well as its management team, and is committed to being the best possible partner for entrepreneurial insurance talent. For more information, see www.beatcapital.com.
Non-GAAP Financial Reporting
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted Net Income and Adjusted Book Value. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial statements prepared in accordance with GAAP. We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Forward Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the share purchase agreement by and among

AFG, Cirrata V LLC (the “Purchaser”) and certain sellers set forth therein; (2) the outcome of any legal proceedings that may be instituted against the parties to the transaction; (3) the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or to satisfy any of the other conditions to the transaction on a timely basis or at all; (4) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (5) diversion of management’s attention from ongoing business operations and opportunities; (6) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; (7) the ability of the parties to consummate the transaction and the timing of the transaction; (8) the high degree of volatility in the price of AFG’s common stock; and (9) other risks and uncertainties that have not been identified at this time.
CONTACTS
Investors:
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3177
csebaski@ambac.com
Media:
Kate Smith
Director, Corporate Communications
(212) 208-3452
ksmith@ambac.com
Source: Ambac Financial Group, Inc.